                                                                 EXHIBIT 10.20



                            ASSET PURCHASE AGREEMENT





      ===================================================================





                            ASSET PURCHASE AGREEMENT

                                    between

                        PERSONNEL GROUP OF AMERICA, INC.

                                      and

                         COMPUTER RESOURCES GROUP, INC.

                                      and

                                RICHARD D. GREEN

                                      and

                                ALLEN PRESTEGARD





                            Dated as of May 23, 1996





       ==================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----


                                                        ARTICLE I

                                                       DEFINITIONS
                                                       -----------
         1.1      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  -----------
         1.2      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  --------------

                                                        ARTICLE II

                                             SALE AND PURCHASE OF THE ASSETS
                                             -------------------------------

         2.1      Sale and Purchase of the Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  -------------------------------
         2.2      Excluded Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  ---------------
         2.3      Purchase Price and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  --------------------------
                  2.3.1.  Closing Date Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          --------------------
                  2.3.2.  Contingent Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          -------------------
                  2.3.3.  Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          --------
         2.4      Employment; Noncompetition Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  -------------------------------------
         2.5      Apportionments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  --------------
         2.6      Purchase Price Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  -------------------------
         2.7      No Assumed Liabilities Except as Stated   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  ---------------------------------------
         2.8      Procedures for Assets Not Transferable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  --------------------------------------
         2.9      Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  -------

                                                       ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES
                                              ------------------------------

         3.1      Representations and Warranties of Seller and the Shareholders   . . . . . . . . . . . . . . . . . .  11
                  -------------------------------------------------------------
                  3.1.1.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ---------
                  3.1.2.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          -------------
                  3.1.3.  No Violation; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ----------------------
                  3.1.4.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------
                  3.1.5.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ----------
                  3.1.6.  Governmental Authorizations; Compliance with Laws . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------------------------------------
                  3.1.7.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------
                  3.1.8.  Financial Statements; Pro Forma Balance Sheet . . . . . . . . . . . . . . . . . . . . . . .  13
                          ---------------------------------------------
                  3.1.9.  No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------------
                  3.1.10. Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -------------------

                  3.1.11.         Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                  -------------------
                  3.1.12.         Fixed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                  ------------
                  3.1.13.         Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                  ------------------
                  3.1.14.         Assumed Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  -----------------
                  3.1.15.         Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  ----------------------
                  3.1.16.         Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  ---------------------
                  3.1.17.         Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  ---------
                  3.1.18.         Assets Sufficient for Conduct of Business . . . . . . . . . . . . . . . . . . . . .  16
                                  -----------------------------------------
                  3.1.19.         Brokers; Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  ----------------
                  3.1.20.         Accuracy of Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  ----------------------
         3.2      Representations and Warranties of Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  ---------------------------------------
                  3.2.1.          Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  -------------------
                  3.2.2.          Authorization; Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  -----------------------------
                  3.2.3.          No Violation; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  ----------------------
                  3.2.4.          Brokers; Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                  ----------------

                                                        ARTICLE IV

                                                    CERTAIN COVENANTS
                                                    -----------------

         4.1      Access and Information; Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  ---------------------------------------
         4.2      Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  -------------------
         4.3      Change of Corporate Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  ------------------------
         4.4      Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  -------
         4.5      Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  ---------
         4.6      Lien Search   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -----------
         4.7      Disclosure Schedule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  -------------------

                                                        ARTICLE V

                                                   CONDITIONS PRECEDENT
                                                   --------------------

         5.1      Conditions to Obligation of Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  ---------------------------------
                  5.1.1.  Representations; Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------------
                  5.1.2.  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ------------------
                  5.1.3.  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          --------
                  5.1.4.  No Proceeding or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------------
                  5.1.5.  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------------------
                  5.1.6.  Purchased Assets and Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ----------------------------------------
                  5.1.7.  HSR Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ---------------
                  5.1.8.  Pro Forma Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -----------------------
                  5.1.9.  Disclosure Schedule; Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ----------------------------------
         5.2      Conditions to Obligation of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  ----------------------------------
                  5.2.1.  Representations; Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ----------------------------

                  5.2.2.  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------
                  5.2.3.  No Proceeding or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ---------------------------
                  5.2.4.  Purchase Price and Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          --------------------------------------
                  5.2.5.  HSR Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ---------------

                                                        ARTICLE VI

                                                     INDEMNIFICATION
                                                     ---------------

         6.1      Indemnification by Seller, Green and Prestegard   . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  -----------------------------------------------
         6.2      Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  ------------------------
         6.3      Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  -----------
         6.4      Procedure for Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  -----------------------------
                  6.4.1.  Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ------------------
                  6.4.2.  Direct Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------
                  6.4.3.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------

                                                       ARTICLE VII

                                                      MISCELLANEOUS
                                                      -------------

         7.1      Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  -----------
         7.2      Default by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  ----------------
         7.3      Default by Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  -----------------
         7.4      Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  ------------------------------------------
         7.5      Bulk Sales Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  --------------
         7.6      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  --------
         7.7      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  --------------------
         7.8      Assignment; Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  ----------------------
         7.9      Amendment and Modification; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  -----------------------------------
         7.10     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  -------
         7.11     Further Assurances; Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  ---------------------------
         7.12     Tax and Financial Cooperation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  -----------------------------
         7.13     Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  --------------------------
         7.14     Entire Agreement; Counterparts; Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  ---------------------------------------------

         Exhibits
         A        Form of Bill of Sale
         B        Form of Contract Assignment
         C-1      Form of Employment Agreement (Green)
         C-2      Form of Employment Agreement (others)
         D        Form of Noncompetition Agreement

         Disclosure Schedule to Cover:
         2.1      Assumed Contracts [description; consent to assignment required]
         2.2      Excluded Assets
         2.6      Purchase Price Allocation
         3.1.1    Qualifications
         3.1.3    Seller's Consents
         3.1.4    Insurance
         3.1.5    Litigation
         3.1.6    Licenses and Permits
         3.1.9    Adverse Charges [Green bonus]
         3.1.12   Fixed Assets
         3.1.13   Proprietary Rights
         3.1.15   Benefit Plans
         3.1.17   Customer Contracts
         3.2.3    Buyer's Consents

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT dated as of May 23, 1996, is between:

         PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (the
         "BUYER");

         COMPUTER RESOURCES GROUP, INC., a California corporation (the
         "SELLER");

         RICHARD D. GREEN, an individual resident of Greenbrae, California ("GREEN"), and ALLEN PRESTEGARD, an individual resident of Redwood City, California ("PRESTEGARD"), the majority shareholders of the Seller (collectively, the "SHAREHOLDERS").


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. The following terms as used in this Agreement shall have the following meanings:

         "Affiliate": with reference to a Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement": this Agreement, all Exhibits and Schedules hereto, and all amendments made hereto and thereto by written agreement between the parties.

         "Assumed Contracts": those Contracts set forth on the Disclosure Schedule.

         "Autry Issuance": the capital contribution by Green to the Seller of 100 shares of the common stock of the Seller held by Green and simultaneous reissuance of such shares to Jackie Autry as compensation.

         "Benefit Plans":  the meaning specified in SECTION 3.1.15.

         "Bill of Sale":  the meaning specified in SECTION 2.1.

         "Business": the staffing and related businesses conducted by Seller as of and prior to the Closing Date.

         "Business Day": a day other than a Saturday, Sunday or day on which commercial banks in Charlotte, North Carolina are generally closed for business.

         "Buyer":  the meaning specified in the introductory paragraph.

         "Charter Documents":  the meaning specified in SECTION 3.1.1.

         "Closing" and "Closing Date":  the meanings specified in SECTION 2.9.

         "Code":  the Internal Revenue Code of 1986, as amended.

         "Consent":  the meaning specified in SECTION 3.1.3.

         "Contract Assignment":  the meaning specified in SECTION 2.1.

         "Contracts": includes all contracts, licenses or agreements, whether written or oral, to which Seller is a party or shall become a party prior to the Closing Date (other than this Agreement and the agreements executed pursuant hereto or contemplated hereby), including without limitation all supply and customer contracts; work and purchase orders; employment and consultancy contracts; contracts with shareholders; Intercompany Contracts; labor union contracts; contracts, plans and arrangements regarding any pension, retirement, deferred compensation, profit-sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or arrangement or any vacation pay or severance pay or any other employee benefit arrangement for its officers, employees, consultants or agents; equipment, capital and real property leases; all commitments and arrangements pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its assets or its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business); all indentures, credit agreements, loan agreements, notes, mortgages, security agreements and agreements for financing; all powers of attorney and agency agreements with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller; and all property, casualty and other forms of insurance, excluding, however, such oral contracts and arrangements which may be terminated at will by Seller without liability arising from such termination and which termination would not have a material adverse effect on the Business.

         "Disclosure Schedule": the disclosure schedule to be delivered separately by Seller to Buyer pursuant to the terms of SECTION 4.7.

         "EBIT": shall mean, for any period, the aggregate net earnings before interest and taxes of the Business for such period, determined in accordance with GAAP, consistently applied, and in accordance with the following parameters (without limitation):

                  (a) except as otherwise provided herein, EBIT shall be calculated with the Business being considered on a stand-alone basis, consistent with the Seller's "Restated EBIT" calculations for periods prior to Closing as detailed in the Offering Memorandum and referred to in that certain letter of intent between Buyer and Seller dated April 25, 1996;

                  (b) EBIT shall take into account bonuses paid or to be paid during the calculation period pursuant to each Employment Agreement;

                  (c) there shall be no deduction for allocation by the Buyer of its corporate overhead expenses to the Business during the period for which EBIT is calculated; and

                  (d) EBIT shall not take into account any broker, legal, accounting and transaction fees paid or to be paid by the Seller or the Buyer resulting directly from the transactions contemplated in this Agreement.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

         "Employment Agreements": the meaning specified in SECTION 2.4.

         "Environmental Claim": any claim, suit, proceeding or investigation by any governmental authority or other Person alleging the violation, whether alleged or actual, by Seller of any Environmental Law or the liability, whether fixed or contingent, actual or alleged, of Seller pursuant to the provisions of any Environmental Law with respect to any act or omission of such Seller, or with respect to any condition existing, on or prior to the Closing Date.

         "Environmental Law": any and all federal, state and local laws or regulations, codes, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated, approved or entered under any of the foregoing, in each case limited to those laws and other regulations that exist on the date hereof, relating to pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminates, chemicals or industrial, toxic or hazardous substances or wastes, and specifically including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Section Section 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 et seq..

         "Excluded Assets":  the meaning specified in SECTION 2.2.

         "Excluded Liabilities": the meaning specified in SECTION 2.7.

         "Financial Statements": the audited income statements, balance sheets and statements of cash flows of Seller as of May 31, 1995 and 1994 and for each of the years then ended and the unaudited income statement, balance sheet and statement of cash flows of Seller as of February 29, 1996 and for the nine-month period then ended.

         "First Contingent Payment": the meaning specified in SECTION 2.3.2.

         "GAAP": means generally accepted accounting principles as in effect from time to time.

         "Green": the meaning specified in the introductory paragraph.

         "HSR Act": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

         "Income Tax" or "Income Taxes": means all federal, state or local income taxes (inclusive of any and all interest and penalties thereon) imposed on Seller or Shareholders with respect to the assets or operations of Seller and which are based in whole or in part upon income, but does not include any other Taxes.

         "Intellectual Property": means all trademarks, service marks, trade dress, logos, trade names and corporate names of Seller and all goodwill associated therewith (including without limitation the use of Seller's current corporate names and trade names and all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; mask works; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including without limitation ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software (including without limitation data, data bases, systems and related documentation); patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; other proprietary rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including without limitation the items set forth in the Disclosure Schedule.

         "Intercompany Contracts": means all agreements, contracts and licenses between Seller and any of its Affiliates.

         "Intercompany Receivables": the entire amount (including principal and accrued interest) of indebtedness owed to Seller by any of its Affiliates.

         "Lien:" with respect to any asset, any lien, security interest, claim, encumbrance, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, easement or encroachment thereon.

         "Limitation Date":  the meaning specified in SECTION 7.4.

         "Noncompetition Agreement":  the meaning specified in SECTION 2.4.

         "Offering Memorandum": means the offering memorandum dated March 1996 and provided to the Buyer in connection with the sale of the Business.

         "Person": an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity.

         "Prestegard":  the meaning specified in the introductory paragraph.

         "Pro Forma Balance Sheet": the meaning specified in SECTION 5.1.8.

         "Proprietary Rights": means all of the Intellectual Property owned by, issued to or licensed to Seller which is used in the Business, along with all income, royalties, damages and payments due or payable at Closing or thereafter (including without limitation damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that now or hereafter may be secured throughout the world.

         "Purchased Assets":  the meaning specified in SECTION 2.1.

         "Purchase Price":  the meaning specified in SECTION 2.3.

         "Real Property": the three (3) office locations leased by Seller in San Francisco, Sacramento and Santa Clara, California, for the conduct of the Business prior to the Closing, which constitute all of the real property owned, leased or otherwise used by Seller in the Business.

         "Real Property Leases": all leases and lease arrangements regarding the Seller's leases of any of the Real Property.

         "Second Contingent Payment":  the meaning specified in SECTION 2.3.2.

         "Seller":  the meaning specified in the introductory paragraph.

         "Shareholders":  the meaning specified in the introductory paragraph.

         "Tax" or "Taxes": federal, state, municipal, local or foreign taxes, assessments, additions to tax, deficiencies, duties, fees and other governmental charges or impositions of each and every kind, whether measured by properties, assets, wages, payroll, withholding, purchases, value added, payments, sales, use, business, capital stock or surplus income, and including without limitation all business, occupation, franchise, excise, stamp, leasing, lease, transfer, severance and employment, income withholding and Social Security taxes, real and personal property, sales, use and other taxes, including interest, penalties and additions in connection therewith, arising from or in connection with the Business prior to the Closing Date.

         1.2 Interpretation. The following provisions shall govern the interpretation of this Agreement:

                  (a) "Herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection, Exhibit or Schedule.

                  (b) Headings or captions are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  (c) Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa.

                  (d) The calculation of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement excludes the date which is the reference day in calculating such period.

                  (e) Performance on holidays is not required hereunder. Whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next succeeding day that is a Business Day.


                                   ARTICLE II

                        SALE AND PURCHASE OF THE ASSETS

         2.1 Sale and Purchase of the Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and

Buyer shall purchase from Seller, all of the assets, properties, goodwill and rights of Seller used in the Business as a going concern of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (such purchased assets being hereinafter sometimes collectively called the "PURCHASED ASSETS"), including without limitation:

                  (a) all of Seller's cash and cash equivalents, but only to the extent that the Seller's shareholders' equity as shown on the Pro Forma Balance Sheet otherwise would be less than $2,100,000 and then only to the extent of such deficiency;

                  (b) all of Seller's right, title and interest in and to all of the Assumed Contracts;

                  (c)     all inventories and supplies;

                  (d) all accounts receivable, checks, negotiable instruments and chattel paper payable to or, with respect to bearer instruments, in the Seller's possession;

                  (e)     all furniture, fixtures, equipment and machinery;

                  (f)     all leasehold interests and improvements thereon;

                  (g) all books and records, files and operating data relating to the Purchased Assets;

                  (h) all of Seller's right, title and interest in and to its Proprietary Rights and Intellectual Property and to all other licenses and governmental authorizations;

                  (i) all of Seller's telephone numbers and telephone directory listings and advertisements;

                  (j) all claims, causes of actions, and suits which Seller has or may have against third parties in connection with the Purchased Assets; and

                  (k)     the Business of Seller as a going concern;

and excluding only the Excluded Assets (as defined in SECTION 2.2 below). Seller shall convey to Buyer good and marketable title to the Purchased Assets, free and clear of all Liens, which conveyance shall be made pursuant to a bill of sale substantially in the form of Exhibit A attached hereto (the "BILL OF SALE"), an assignment and assumption agreement substantially in the form of Exhibit B attached hereto (the "CONTRACT ASSIGNMENT"), and the other instruments of conveyance to be delivered pursuant to this Agreement.

         2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Purchased Assets shall not include any of the following (collectively, the "EXCLUDED ASSETS"):

                  (a) cash and cash equivalents of Seller as of the Closing Date, except for cash and cash equivalents necessary to satisfy any shareholders' equity deficiency as specified in SECTION 2.1(A), together with the bank accounts and bank account records of Seller;

                  (b)     all Contracts that are not Assumed Contracts;

                  (c) the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller;

                  (d) any rights of Seller under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

                  (e) the rights to any of Seller's claims for any federal, state, local or foreign Income Tax refunds or carry backs;

                  (f)     any Intercompany Contracts or Intercompany
         Receivables; and

                  (g) the assets designated as Excluded Assets in the Disclosure Schedule;

         2.3 Purchase Price and Payment. The Purchase Price ("PURCHASE PRICE") to be paid by Buyer for the Purchased Assets shall be calculated and paid as set forth in this SECTION 2.3.

                  2.3.1. Closing Date Payment. On the Closing Date, Buyer shall pay the sum of $19,450,000 by wire transfer to such account or accounts as Seller shall designate ("CLOSING DATE PAYMENT").

                  2.3.2.  Contingent Payments.

                  (a) Buyer shall pay to Seller a contingent payment (the "FIRST CONTINGENT PAYMENT") in an amount equal to the lower of (i) $1,700,000 or (ii) the product of three (3) multiplied by the excess of (x) EBIT for calendar year 1996 over (y) $2,100,000. The Buyer shall make full payment of the First Contingent Payment by wire transfer on or before March 1, 1997, and shall deliver along with such payment its written calculation of EBIT upon which such payment is based, which shall be certified by Buyer's Chief Financial Officer to be accurate and complete. Notwithstanding anything to the contrary contained herein, for purposes of calculating the First Contingent Payment, EBIT for the five-month period ending May 31, 1996 shall be calculated in a manner consistent with the calculation of EBIT for such period in the Offering Memorandum, and shall include any profit-sharing or pension plan contributions paid or accrued on the Seller's books during such five-month period.

                  (b) Buyer shall also pay to Seller a second contingent payment (the "SECOND CONTINGENT PAYMENT") in an amount equal to the sum of (i) the lower of (x) $1,700,000 or (y) the product of three (3) times the sum of
(1) the excess of (A) EBIT for calendar year 1997 over (B) $2,600,000, plus (2) the excess, if any, of (aa) EBIT for calendar year 1996 over (bb) $2,667,000; plus (ii) an amount equal to (x) the lower of (1) $500,000 or (2) one (1) times the excess of (A) EBIT for calendar year 1997 over (B) $3,250,000. The Buyer shall make full payment of the Second Contingent Payment by wire transfer no later than March 1, 1998, and shall deliver along with such payment its written calculation of EBIT upon which such payment is based, which shall be certified by Buyer's Chief Financial Officer to be accurate and complete.

                  2.3.3. Disputes. Seller may select accountants or attorneys to review the calculation of the First or Second Contingent Payment, and Buyer will reimburse Seller for the reasonable cost of such review (provided that Buyer's obligation to so reimburse costs shall be limited to (i) a maximum of $50,000 for the review of the calculation of the First Contingent Payment and
(ii) a maximum of $50,000 for the review of the calculation of the Second Contingent Payment, and provided further that Buyer shall have the right to deduct from any Contingent Payment payable to Seller the amount of any such costs so reimbursed by Buyer). If at any time Seller objects to the calculation of the First or Second Contingent Payment or the results of such calculation, Seller shall promptly notify the other parties in writing of the basis for such objection. If the dispute remains unresolved for 60 days following the presentation of the original calculation to Buyer, the dispute shall be submitted for resolution to an independent arbitrator mutually agreed by the parties, and the arbitration of the dispute will be held at a location in California to be mutually agreed upon by the parties. If the parties' cannot agree on a single arbitrator, then the dispute shall be submitted to a panel of three arbitrators, one selected by each party and one by the two arbitrators so selected. If the arbitrators selected by each party cannot agree upon a third arbitrator then the third arbitrator shall be selected pursuant to the Commercial Arbitration Rules (the "Rules") of the American Arbitration Associates. The arbitration shall be conducted pursuant to the Rules and in San Francisco, California. The arbitrator(s)' determination shall be made within 15 days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to the parties and shall be final, binding and conclusive. Judgment upon the decision rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Section. The Person who is prevailed against in the resolution of such dispute shall pay the fees and expenses of the arbitrator(s); and if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the arbitrator(s) in their sole discretion shall determine. Any amount owing by any Person as a result of the arbitrator(s)' final decision under this SECTION 2.3.3 shall be paid within two
(2) Business Days after final determination of such amount.

         2.4      Employment; Noncompetition Agreements.

                  (a) Richard D. Green and Jackie Autry, and such other employees of the Seller specified by Buyer (up to two additional employees) shall each enter into an Employment Agreement dated the Closing Date with Buyer or Buyer's designated Affiliate (collectively, the "EMPLOYMENT AGREEMENTS"), substantially in the forms of Exhibits C-1 and C-2 attached hereto.

                  (b) Seller and the other parties named therein shall enter into a Noncompetition Agreement dated the Closing Date in favor of Buyer and its Affiliates (the "NONCOMPETITION AGREEMENT"), substantially in the form of Exhibit D attached hereto.

         2.5      Apportionments.

                  (a) Sales, use and transfer taxes, if any, imposed by law in connection with the sale of the Purchased Assets shall be borne and paid by Seller. Ad valorem property taxes pertaining to the Purchased Assets shall be apportioned between the parties as of the date of Closing. In respect of any payments made by or to either party, whether before or after Closing, appropriate remittances shall be made promptly to assure that such items are apportioned as of the date of
         Closing.    Buyer shall not be obligated to pay Seller's income and
         capital gain taxes allocable to the sale.

                  (b) At or immediately prior to Closing, Buyer and Seller shall notify all persons providing electric, gas, water, telephone or other utility services to the Real Property or any part thereof to transfer such services and billing therefor to Buyer, effective at Closing, and to issue a final bill to Seller for such utility service. Buyer shall refund to Seller any payments previously made by Seller for utility services furnished or to be furnished after Closing.

                  (c) Each party hereto shall be entitled to avail itself of any exemption from the payment of any taxes or fees which it may enjoy.


         2.6 Purchase Price Allocation. The Purchase Price shall be allocated among the Purchased Assets and the Noncompetition Agreement as set forth in the Disclosure Schedule. The allocation set forth in such exhibit is intended to comply with the requirements of Section 1060 of the Code. Shareholders, Seller and Buyer agree to file all income tax returns or reports, including without limitation IRS form 8594, for their respective taxable years in which the Closing occurs to reflect the allocation described in the Disclosure Schedule and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or Income Tax.

         2.7 No Assumed Liabilities Except as Stated. Except for (a) the performance and payment of Seller's obligations under the Assumed Contracts after the Closing (but only to the extent such obligations are not the result of a breach or default by Seller under any such Contract prior to Closing) and
(b) the liabilities of Seller set forth on the Pro Forma Balance Sheet, Buyer shall not assume or otherwise be or become liable for any debts, liabilities or obligations of Seller or pertaining to the Seller's ownership or operation prior to the Closing Date of the Business or any of the Purchased Assets, whether now asserted or unasserted, known or unknown, fixed or contingent (except as aforesaid, collectively, the "EXCLUDED LIABILITIES"). The Shareholders and Seller agree to satisfy all Excluded Liabilities ,whether known at Closing or thereafter determined, as and when due and Shareholders and Seller shall, jointly and severally, indemnify and hold Buyer harmless therefor as provided in ARTICLE VI hereof.

         2.8 Procedures for Assets Not Transferable. If any of the Assumed Contracts or any other property or rights included in the Purchased Assets are not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some other party or parties, Seller shall use all reasonable efforts to obtain such consents prior to the Closing Date and shall notify the Buyer on or prior to the Closing Date of any consents not so obtained. If any such consent cannot be obtained prior to Closing, Buyer may (i) in the exercise of its sole discretion waive such requirement as a condition to closing, and in such event, this Agreement, and the related instruments of transfer shall not constitute an assignment or transfer thereof and the Buyer shall not assume the Seller's obligations with respect thereto or (ii) terminate this Agreement pursuant to SECTION 7.1(B). Following the Closing, Seller shall use all reasonable efforts to obtain any consents not previously obtained as soon as possible after the Closing Date or otherwise obtain for Buyer the practical benefit of such property or rights.

         2.9 Closing. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") will take place at the offices of Seller's counsel, Wise & Shepard, in Palo Alto, California, and shall be effective as of 12:01 a.m. on June 17, 1996, or at such other place, time and date as the parties may agree upon in writing (the "CLOSING DATE").

         2.10 Accounts Receivable Collected Beyond Reserve. The parties acknowledge the accounts receivable reserve created pursuant to SECTION 3.1.11. In the event the Buyer collects in excess of 95% of the accounts receivable of Seller that are included in the Purchased Assets and reflected on the Pro Forma Balance Sheet, such excess shall be for Seller's account.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller and the Shareholders. Seller, Green and Prestegard (jointly and severally as to each such Person) hereby represent and warrant to Buyer as follows:

                  3.1.1. Existence. Seller is a corporation duly incorporated or organized, validly existing and in good standing under the laws of California and has full corporate power and authority to own or lease its properties and to carry on the Business. Seller has delivered to Buyer true and complete copies of its articles of incorporation and bylaws, each as amended to date (collectively, the "CHARTER DOCUMENTS"). Green, Prestegard, Jackie Autry, John Hennessey and Cathy Daniel are the sole shareholders and owners of Seller. Seller is duly qualified to do business and in good standing as a foreign corporation in the states set forth on the Disclosure Schedule attached hereto. Seller does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity.

                  3.1.2. Authorization; Enforceability. Seller has full corporate or other power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all requisite corporate action. This Agreement and the Noncompetition Agreement are the legal, valid and binding obligations of Seller, Green and Prestegard, as the case may be, enforceable in accordance with their terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

                  3.1.3.  No Violation; Consents.   Neither the execution,
delivery and performance by Seller, Green or Prestegard of their obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) under, or result in the creation or imposition of any Lien on the assets of Seller, Green or Prestegard pursuant to, any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which Seller, or Green or Prestegard is a party, the Charter Documents, any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Seller, Green or Prestegard or their properties, or under any provision of law. Except for any required filing under the HSR Act and as otherwise set forth on the Disclosure Schedule, no consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority or other Person (each, a "CONSENT") is required to be obtained by Seller, Green or Prestegard in connection with the execution and delivery of this Agreement and the Noncompetition Agreement by Seller, Green or Prestegard, as the case may be, or the consummation of the transactions contemplated herein.

                  3.1.4. Insurance. The Disclosure Schedule accurately lists all policies of insurance covering the assets and operations of Seller as of the date hereof and as of the Closing Date, and a copy of each such policy has been delivered to Buyer. No written notice of termination of any such policy has been received by Seller or its Affiliates. Seller currently has paid up insurance, including employee health and accident insurance, errors and omissions, property, general liability, directors and officers and worker's compensation insurance as described on the Disclosure Schedule.

                  3.1.5. Litigation. Except as set forth on the Disclosure Schedule, there are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller, Green or Prestegard, threatened against or affecting Seller or any of the properties or businesses thereof, or relating to the transactions contemplated by this Agreement. Except as set forth on the Disclosure Schedule, Seller is not subject to any order, judgment, decree, stipulation, or consent of or with any court, governmental body or agency.

                  3.1.6. Governmental Authorizations; Compliance with Laws. Seller holds the licenses and permits described on the Disclosure Schedule, and no other licenses, certificates, permits, franchises and rights, federal, state, local and foreign, are necessary for the lawful operation of the Business. Except as set forth on the Disclosure Schedule, Seller is in compliance with all laws applicable to the operation of the Business and the ownership of its assets. Except as set forth on the Disclosure Schedule, Seller has not received written notice that it is in violation of or in default under (a) any governmental licenses, franchises, permits, approvals and other governmental authorizations which are necessary to entitle Seller to own or lease, operate and use its assets and properties and to conduct the Business as now conducted; (b) any judgment, order or decree of any court or administrative agency applicable to it; or (c) any law, rule or regulation applicable to it.

                  3.1.7. Tax Matters. Seller, has timely filed or will timely file all tax returns and reports required to be filed in connection with the operation of the Business for any period ending on or before the Closing Date, and has properly calculated and has timely paid or will timely pay or cause to be paid all Income Taxes and Taxes due to any taxing authority with respect to all such periods. Neither Seller nor the Shareholders have received written notice that the Internal Revenue Service or any other taxing authority has asserted against Seller any deficiency or claim for additional Taxes or Income Taxes in connection therewith. Seller has not been granted and has not given any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Tax or Income Tax. All deposits required by law to be made by Seller with respect to employees' withholding taxes have been made. There are no tax liens on any assets of Seller. There are no claims pending against Seller for past due Taxes or Income Taxes, and neither Seller, Green nor Prestegard know of any such threatened claim or the basis for any such claim. There are not now any matters under discussion with any federal, state, local or other authority with respect to any additional Taxes or Income Taxes relating to Seller.

                  3.1.8.  Financial Statements; Pro Forma Balance Sheet.
Seller has delivered copies of the Financial Statements to Buyer. The Financial Statements present fairly the financial position of Seller with respect to, and the assets of, the Business and the results of the operation of the Business and changes in financial position with respect to the Business as of and for the periods indicated in conformity with generally accepted accounting principles consistently applied during the periods, and the Financial Statements make full and adequate disclosure of and provision for all obligations and liabilities of Seller related to the Business as of the date thereof. The Pro Forma Balance Sheet will present fairly all Purchased Assets (excluding the

Excluded Assets) and all Liabilities (other than Excluded Liabilities) of Seller as of the date of the Pro Forma Balance Sheet, and will be true and accurate (subject to the assumptions and qualifications set forth therein.)

                  3.1.9. No Adverse Change. Since February 29, 1996, there has not been (a) any material adverse change in the financial condition, financial statements, business, properties, assets, results of operations or prospects of the Business, (b) any material loss or damage (whether or not covered by insurance) to any of the Purchased Assets, which materially affects or impairs the ability of Seller to conduct the Business, or any other event or condition of any character which has materially and adversely affected the Business, (c) any mortgage or pledge of any of the Purchased Assets, (d) any indebtedness incurred by Seller relating to, or taking as security any interest whatsoever in, the Purchased Assets, (e) any contract or other transaction entered into by Seller relating to, or otherwise affecting in any way, the Business or the operation thereof, other than in the ordinary course of business, (f) any sale or transfer of the Purchased Assets or any cancellation of any debts or claims of Seller, except in the ordinary course of business, (g) any waiver by Seller of any rights which have any material value,
(h) (1) any increase in the rate or terms of compensation payable to the Seller's employees, except increases occurring in accordance with Seller's customary practices, any compensation expense associated with the Autry
Issuance and as shown on the Disclosure Schedule or (2) any modifications in employee benefits to the Business' employees, or (i) any loss or termination of any customer contracts representing billings in excess of $250,000 during the 12-month period prior to loss or termination.

                  3.1.10. Title to Properties. Seller has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver the Purchased Assets free and clear of any Liens. At and as of the Closing, Seller will convey the Purchased Assets to Buyer and Buyer will have good and valid record and marketable title to all of the Purchased Assets, free and clear of any Liens.

                  3.1.11. Accounts Receivable. All of the Seller's accounts, notes and other receivables comprising a portion of the Purchased Assets represent valid and bona fide claims, were acquired or arose in the ordinary course of business and are and will be fully collectible in the aggregate face amounts thereof in the ordinary course of business (subject to a reasonable reserve, not in any event to exceed five percent (5%) of outstanding accounts, as shown on the Pro Forma Balance Sheet).

                  3.1.12. Fixed Assets. The Disclosure Schedule sets forth a complete and accurate list of all of the equipment and other fixed assets constituting Purchased Assets, other than items acquired by Seller in the ordinary course of business from the date hereof through the Closing Date (and Seller will identify in writing to the Buyer, prior to the Closing, each item so acquired which has a market value or book value of $1,000 or more). Except as set forth on the Disclosure Schedule, all of such assets have been well maintained and are in normal operating condition (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations.

                  3.1.13. Proprietary Rights. The Disclosure Schedule is an accurate and complete list of all of Seller's Proprietary Rights. All Proprietary Rights for Intellectual Property are owned by Seller free and clear of all Liens or have been duly licensed for use by Seller. None of the Intellectual Property has been or is the subject of any pending adverse claim, or to the knowledge of Seller, Green or Prestegard, any threatened litigation or claim of infringement. To the knowledge of Seller, Green or Prestegard, the Seller's conduct of the Business does not infringe any trademark, trade name, copyright or patent of another, and Seller has not received any notice contesting its right to use any trademark, trade name, product, process, design, computer program or written work now used by it in connection with the Business or the operation thereof. Seller has not granted any license in respect of any Intellectual Property and has made no commitment to pay any royalty or license in respect of any Intellectual Property, except as set forth on the Disclosure Schedule.

                  3.1.14.         Assumed Contracts.   Seller has delivered to
Buyer true and correct copies of each Assumed Contract. Each Assumed Contract is (a) to the knowledge of Seller, Green or Prestegard, valid, binding and in full force and effect, (b) Seller is not in default under any Assumed Contract nor does there exist any condition or event which after notice, lapse of time or both would constitute a default by Seller under any Assumed Contract, (c) to the knowledge of Seller, Green or Prestegard, no other party to any Assumed Contract is in default, or alleged to be in default, under any such Contract,
(d) to the knowledge of Seller, Green or Prestegard, there does not exist any condition or event which, after notice, lapse of time or both, would constitute a default by any other party to any Assumed Contract, (e) Seller has not received notice of the election of any party to any Assumed Contract to cancel, terminate or not to renew such contract whether in accordance with the terms of any Assumed Contract or otherwise, and (f) except as set forth on the Disclosure Schedule, none of the Assumed Contracts requires the consent of the other party thereto for the assignment of such Contract to Buyer.

                  3.1.15. Employee Benefit Plans. (a) Except as set forth on the Disclosure Schedule attached hereto, Seller is not a party to, does not maintain or is not required to make any payment or other contribution under, any employment contract, noncompete agreement, or employee benefit plan or arrangement, whether oral or written, qualified or non-qualified, including without limitation any pension or welfare plan, withdrawal, termination, severance or lay-off plan or arrangement, bonus plan, stock option plan, health or life insurance plan, policy or benefit, vacation or sick leave policy or any other agreement or arrangement providing for remuneration or benefits to employees or former employees of Seller (each a "BENEFIT PLAN"). All Benefit Plans comply in form and in operation with all applicable requirements of law and regulation. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan governed by ERISA and maintained by Seller or to which Seller has been a party. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each Benefit Plan governed by ERISA and listed on the Disclosure Schedule has been supplied to Buyer by Seller, and there have been no material changes in the financial condition in such plans from that stated in the annual reports supplied.

         (b) No employee of Seller currently participates in any multiemployer plan, and no person reasonably expects to participate in such a plan, in either case, on account of his or her employment with Seller, nor does Seller have any liability or contingent liability to any multiemployer plan.

                  3.1.16. Environmental Matters. To the knowledge of Seller and without having conducted any specific investigation, (a) the operation of the Business does not violate any applicable Environmental Law in effect as of the date hereof or on the Closing Date and, to the knowledge of Seller, Green or Prestegard, no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) Seller has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at the Real Property, except for inventories of chemicals which are to be used in the ordinary course of business of Seller; (c) neither Seller nor any of its Affiliates has received any notice from any governmental authority or private entity advising it that the Real Property, the Business, or the operation thereof are in violation of any Environmental Law or any applicable environmental permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath the Real Property or at, on or beneath any other real property or in connection with any waste or contamination site; (d) neither the Real Property, the Business nor the operation thereof are the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws; and (e) Seller has not buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials on, beneath or about the Real Property or any other real property in violation of any Environment Law.

                  3.1.17. Customers. The Disclosure Schedule summarizes each customer contract representing billings by Seller in excess of $100,000 in the 11 months ended April 30, 1996. Seller has not received any notice from any of such customers to the effect that such customers' contract is being terminated or is being considered for termination or nonrenewal.

                  3.1.18.         Assets Sufficient for Conduct of Business.
The Purchased Assets constitute all of the assets and properties required for the operation of the Business as it is presently operated by Seller.

                  3.1.19. Brokers; Finders. Seller has not retained any broker or finder other than Sequoia Partners, Inc. in connection with the transactions contemplated herein so as to give rise to any valid claim against Buyer for any brokerage or finder's commission, fee or similar compensation. Seller, Green and Prestegard shall be and shall remain solely liable for all fees and expenses payable to Sequoia Partners, Inc., except as otherwise set forth in SECTION 7.6 herein, and will indemnify Buyer regarding same.

                  3.1.20. Accuracy of Statements. None of the representations and warranties contained in SECTION 3.1 of this Agreement (including the Disclosure Schedule) nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby, including without limitation the Offering Memorandum, contains or will contain any untrue statement of a material fact regarding Seller, the Purchased Assets or the operation of the Business or omits or will omit to state a material fact necessary to make the statements regarding Seller, the Purchased Assets or the operation of the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

                  3.2             Representations and Warranties of Buyer.
Buyer represents and warrants to Seller as follows:

                  3.2.1. Corporate Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

                  3.2.2. Authorization; Enforceability. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid, legal and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

                  3.2.3. No Violation; Consents. Neither the execution, delivery and performance by Buyer of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) under, or result in the creation or imposition of any Lien on the assets of Buyer pursuant to, any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which Buyer is a party, the certificate of incorporation or bylaws of Buyer, any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer or its properties, or under any provision of law. Except for any required filing under the HSR Act and as otherwise set forth on the Disclosure Schedule, no Consent, is required to be obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated herein.

                  3.2.4. Brokers; Finders. Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Buyer for any broker's or finder's fee or similar compensation.

                                   ARTICLE IV

                               CERTAIN COVENANTS

         4.1 Access and Information; Confidentiality. From the date hereof until the Closing Date:

         (a) Seller will give to Buyer and its representatives (upon reasonable advance notice and during normal business hours) access to its properties, books, records, contracts and commitments and will furnish all such information and documents relating to its properties and the Business as Buyer may request.

         (b) Buyer agrees to treat, and to cause its employees and agents to protect the confidentiality of all proprietary and confidential information received from Seller pursuant to this SECTION 4.1, this Agreement or otherwise, using the same care and procedures used to protect Buyer's own proprietary and confidential information, and agrees not to disclose, and to cause its employees and agents not to disclose, such proprietary and confidential information to any other Persons except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent
(i) such information is or becomes publicly available or obtainable from independent, nonconfidential sources and not in breach of Buyer's obligations hereunder or any other party's confidentiality obligations owed to Seller, (ii) such information is required to be disclosed by law or by governmental authorities having jurisdiction over Buyer, (iii) such information was known by Buyer prior to any disclosure by Seller, or (iv) disclosure is necessary for Buyer to enforce any or all of its rights under this Agreement.

         (c) Buyer further agrees not to solicit any of Seller's Customers as disclosed to Buyer in the Disclosure Schedule and agrees not to solicit to hire any of Seller's employees as of the date hereof.

         4.2 Conduct of Business. Except as otherwise contemplated by the terms of this Agreement and except for the Autry Issuance, from the date hereof until the Closing, the Seller will: (a) not enter into any Contract relating to the Business unless such Contract involves an aggregate financial obligation on the part of Seller of $50,000 or less or is terminable upon not more than 30 days' prior notice; (b) conduct the Business only in the ordinary course and in substantially the same manner as heretofore; (c) maintain and keep its properties and equipment in good repair, working order and condition, except for ordinary wear and tear; (d) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained; (e) perform its material obligations under all Contracts; (f) use reasonable efforts consistent with its normal business practices to maintain and preserve its business organizations, retain its present employees and maintain its relationships with suppliers and customers; (g) maintain its books of account and records in the usual and regular manner; (h) comply with all laws and regulations applicable to them and to the conduct of its Business; (i) except to the extent of any Excluded Assets, not make any distribution, dividend or advance to any Affiliate without the prior written consent of Buyer; (j) use reasonable efforts to maintain and protect its Proprietary

Rights; and (k) not make any change in any Benefit Plan or in the compensation paid or payable to any officers, directors or employees or adopt any new Benefit Plan without the prior written consent of Buyer.

         4.3 Change of Corporate Name. On the Closing Date or as soon as practicable thereafter, Seller shall change its corporate name to a new name which does not include the term or the acronym or abbreviation or any variations, translations or combinations thereof or similar names and otherwise is not likely to be confused with its present name so as to make Seller's present name available to Buyer. From and after the Closing, Seller shall not use the term or the acronym or abbreviation or any variations, translations or combinations thereof or similar names in connection with any business.

         4.4 Filings. Buyer and Seller will make or cause to be made all such filings and submissions under applicable laws and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. Buyer and Seller will cooperate and coordinate with one another in connection with any such filings or submissions.

         4.5 Employees. (a) Buyer and Seller agree that on the Closing Date the employees of Seller shall cease to be employees of Seller and, except for those employees subject to written employment agreements expressly assigned to and assumed by Buyer pursuant to this Agreement and except as otherwise determined by Buyer in its sole discretion, shall be offered employment by Buyer or an Affiliate of Buyer on an employment at will basis. If for any reason any of the Seller's employees (i) do not accept Buyer's offer of employment or (ii) accept employment, but such employment is terminated for any reason within 90 days after the Closing Date, Seller, Green and Prestegard hereby jointly and severally agree to indemnify Buyer from and against any claim for termination or severance payment, wrongful dismissal or other such actions and all other costs or liabilities associated with such employees, but only to the extent that any such liabilities are Excluded Liabilities.

         (b) Seller shall, if requested by Buyer, assign to Buyer Seller's unemployment insurance and worker's compensation experience ratings and take such steps as Buyer shall reasonably request to effect such assignment, if such assignment is permitted and does not result in any cost, expense or penalty to Seller and is otherwise not prejudicial to Seller.

         (c) Unless prohibited by law, Seller shall make available to Buyer all personnel records, including without limitation names, Social Security numbers, dates of hire by Seller or any subsidiary of Seller, dates of birth, number of hours worked each calendar year, and salary histories, for all Seller's employees. Seller and Buyer shall also cooperate, both before and after the Closing Date, in exchanging information including pertinent employment records, benefit information, salary and compensation records, financial statements and other data, and in taking other action respecting the interests of Seller's employees who become employees of Buyer at or shortly following the Closing Date, and their respective beneficiaries and dependents, in each of the employee benefit plans of Seller and any plans established by Buyer, so as to secure an orderly and effective transition of the benefit arrangements for such employees of Seller and their respective beneficiaries and dependents.

         (d) Employee Benefits. Buyer will provide to all of Seller's employees who are hired by Buyer those benefits generally offered to other similarly situated employees of Buyer and its Affiliates (which will not be less favorable than those benefits provided by Seller to such employees), and will give effect to such employees' tenure of service with Seller for determining eligibility and waiting period requirements under Buyer's benefit plans.

         4.6 Lien Search. Prior to Closing, the Seller shall obtain and deliver Uniform Commercial Code and tax lien search results covering the Purchased Assets from each jurisdiction in which Purchased Assets are located. The searches shall be accurate as of a date not earlier than 10 days prior to the Closing Date.

         4.7 Disclosure Schedule. No later than 10 Business Days after the date hereof, Seller will furnish the Disclosure Schedule to Buyer.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Obligation of Buyer. The obligations of Buyer under this Agreement to purchase the Purchased Assets and to consummate the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Buyer in its sole discretion:

                 5.1.1. Representations; Performance. The representations and warranties of Seller, Green and Prestegard contained herein shall be true in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of Seller, to the effect set forth above in this SECTION 5.1.1.


                 5.1.2. Opinion of Counsel. Buyer shall have received a favorable opinion, addressed to Buyer and dated the Closing Date, of Wise & Shepard, counsel to Seller, in form and substance satisfactory to Buyer.

                 5.1.3. Consents. All Consents required to be obtained by Seller or Buyer to consummate the transactions contemplated herein shall have been obtained, other than any

Consents required to be obtained by Seller the acquisition of which has been temporarily waived by Buyer pursuant to SECTION 2.8.

                 5.1.4. No Proceeding or Litigation. No claim, action, suit, arbitration, investigation or other formal proceeding shall be pending or threatened on or before the Closing which (a) seeks to (i) enjoin, restrain or prohibit the transactions contemplated herein, (ii) impose limitations on the ability of Buyer to exercise full rights of ownership of the Purchased Assets or (iii) require the divestiture by Buyer or its Affiliates of any of the Purchased Assets or any other assets of Buyer or its Affiliates by reason of this Agreement, or (b) could have a material adverse effect on the Purchased Assets or the use thereof or the transactions contemplated herein.

                 5.1.5. No Material Adverse Change. There shall have occurred no material adverse change in the financial condition or prospects of the Business.

                 5.1.6. Purchased Assets and Documents Delivered. Buyer shall have received at the Closing the following documents required to be delivered to Buyer by the Seller, Green or Prestegard as provided herein:

                 (a)  the Bill of Sale;

                 (b)  the Contract Assignment;

                 (c)  the Employment Agreements;

                 (d)  the Noncompetition Agreement;

                 (e) corporate and tax good standing certificates for Seller issued by the Secretaries of State and Departments of Revenue (or similar applicable offices) of each jurisdiction where Seller is organized and qualified to do business;

                 (f) a certificate of the secretary of Seller, certifying and attaching copies of the Seller's Charter Documents, the resolutions of the directors and shareholders or other owners of Seller approving the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of the officers of Seller executing this Agreement and all other agreements and instruments to be executed and delivered by Seller in connection herewith; and

                 (g) such other documents, certificates and items requested by Buyer to consummate the transactions contemplated hereby and effect the transfer of the Purchased Assets as provided herein.

                 5.1.7. HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transfer of the Purchased Assets shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.

                 5.1.8. Pro Forma Balance Sheet. Prior to Closing, the Seller shall have delivered a pro forma balance sheet (the "PRO FORMA BALANCE SHEET"), dated as of June 14, 1996, or such other date agreed to by the parties, and in form and substance satisfactory to the Buyer, showing all Purchased Assets (excluding any Excluded Assets) and all liabilities (excluding any Excluded Liabilities) of the Seller of such date, and the shareholders' equity shown on the Pro Forma Balance Sheet shall not amount to less than $2,100,000.

                 5.1.9. Disclosure Schedule; Due Diligence. Buyer shall have received the Disclosure Schedule in form and substance satisfactory to Buyer. Additionally, Buyer shall have completed its due diligence review of Seller's properties, books, records and contracts and the Business, and the results of such review shall have been satisfactory to Buyer.

                 5.2 Conditions to Obligation of Seller. The obligations of Seller under this Agreement to sell the Purchased Assets and to consummate the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Seller in its sole discretion:

                 5.2.1. Representations; Performance. The representations and warranties of Buyer contained herein hereof shall be true on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Buyer shall have delivered to Seller a certificate of Buyer, dated the Closing Date and signed by the Chief Executive Officer or President of Buyer, to the effect set forth above in this SECTION 5.2.1.

                 5.2.2. Opinion of Counsel. Seller shall have received a favorable opinion, addressed to Seller and dated the Closing Date, of Robinson, Bradshaw & Hinson, P.A., counsel to Buyer, covering the matters contained in SECTION 3.2.1, 3.2.2 and 3.2.3 and otherwise in form satisfactory to Seller.

                 5.2.3. No Proceeding or Litigation. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect and no actions by any public or governmental authority seeking any such injunction or order shall be pending as of the Closing Date that restrains or prohibits the purchase and sale of the Purchased Assets or any other action to be taken in connection herewith.

                 5.2.4. Purchase Price and Documents Delivered. Seller shall have received the Closing Date Payment as required under SECTION 2.3.1, any Closing Date payments required under the Noncompetition Agreement and the following documents required to be delivered to Seller at the Closing as provided herein:

                 (a)  the Employment Agreements;

                 (b)  the Noncompetition Agreement;

                 (c)  the Bill of Sale;

                 (d)  the Contract Assignment;

                 (e) a corporate certificate of good standing for Buyer issued by the Delaware Secretary of State; and

                 (f) a certificate of the secretary of Buyer, certifying and attaching copies of its certificate of incorporation and bylaws, the resolutions of the directors of Buyer approving the execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of the officers of Buyer executing this Agreement and all other agreements and instruments to be executed and delivered by Buyer in connection herewith.

                 5.2.5. HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transfer of the Purchased Assets shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.


                                   ARTICLE VI

                                INDEMNIFICATION

         6.1 Indemnification by Seller, Green and Prestegard. Seller, Green and Prestegard (jointly and severally as to each such Person) agree to indemnify and hold harmless Buyer and its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of (i) any breach of the representations, warranties and covenants of Seller, Green and Prestegard set forth herein and in any other agreement or instrument executed by Seller, Green or Prestegard in connection herewith, or (ii) the Excluded Liabilities, in all cases subject to each of the terms, conditions and limitations set forth in this ARTICLE VI hereof.

         6.2 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Seller, Green and Prestegard from and against and in respect of any and all damages, losses or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable attorneys' fees assessed or incurred or sustained by or against any of them, with respect to or arising out of (i) any breach of the representations, warranties and covenants of Buyer set forth herein and in any other agreement or instrument executed by Buyer in connection herewith, and (ii) any liability, claim, action or loss arising from actions of Buyer or Buyer's operation of the Business after the Closing, including without limitation any post-Closing actions of Buyer pursuant to the Assumed Contracts.

         6.3 Limitations. Notwithstanding anything contained herein to the contrary, no person shall be entitled to indemnification under the provisions of this ARTICLE VI (i) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail, on or prior to the close of business on the Limitation Date, and (ii) unless and until the aggregate amount of all claims for indemnification under
SECTION 6.1 or SECTION 6.2, as applicable, shall have exceeded $100,000, in which event the indemnified person shall be entitled to such indemnification only for all claims in excess of that amount (except that any indemnity obligation arising from a breach of SECTION 3.1.11 shall not be subject to the limitation of this clause (ii)), and in no event shall Seller, Green or Prestegard be required to make any indemnification payments under SECTION 6.1 above in excess of 50% of the aggregate Purchase Price (including any earn-out payments) previously paid to any of them. Notwithstanding the foregoing, the limitations set forth in clause (ii) of the immediately preceding sentence shall not apply to Buyer's obligations as set forth in clause (ii) of 6.2 above.

         6.4     Procedure for Indemnification.

                      6.4.1. Third Party Claims. If any Person shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "indemnitee") shall promptly notify the party from whom indemnification is sought (the "indemnitor") in writing of the basis for such claim or demand setting forth the nature of the claim or demand in reasonable detail. The failure of the indemnitee to so notify the indemnitor shall not relieve the indemnitor of any indemnification obligation hereunder unless the indemnitor shall have been materially prejudiced thereby. If any claim of indemnification is brought hereunder, the indemnitor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The indemnitee shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the indemnitee in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such indemnitee, except that the indemnitor shall be required to pay such fees and expenses if (1) the indemnitor agrees to pay such fees and expenses, (2) the indemnitor shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of the indemnitee, to employ counsel satisfactory to the indemnitee in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnitor and the indemnitee, and the indemnitee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnitor. The indemnitee shall fully cooperate with the indemnitor and its counsel in the defense or compromise of such claim or demand, provided that all reasonable out-of-pocket expenses incurred by indemnitee shall be paid by indemnitor. No settlement of a third party claim or demand defended by the indemnitee shall be made without the written consent of the indemnitor. The indemnitor shall not, except with the written consent of the indemnitee, consent to the entry of a judgment or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnitee of an unconditional release from all liability in respect of such third party claim or demand.

                      6.4.2. Direct Claims. If either party shall claim indemnification hereunder for any claim other than third party claims, the indemnitee shall promptly notify the indemnitor in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. The indemnitor shall give written notice of any disagreement with such claim within 15 Business Days following receipt of indemnitee's notice of the claim, specifying in reasonable detail the nature and extent of such disagreement. If the indemnitor and indemnitee are unable to resolve any disagreement within 30 days following receipt by the indemnitee of the notice referred to in the preceding sentence, the disagreement shall be submitted for resolution to an independent arbitrator mutually agreed by the indemnitor and indemnitee. If the indemnitor and indemnitee cannot agree on a single arbitrator, then the disagreement shall be submitted to a panel of three arbitrators, one selected by the indemnitor, one by the indemnitee and one by the two arbitrators so selected. If the arbitrators selected by each party cannot agree upon a third arbitrator then the third arbitrator shall be selected pursuant to the Rules. The arbitration shall be conducted pursuant to the Rules and in San Francisco, California. The arbitrator(s)' determination shall be made within 30 days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to indemnitor and the indemnitee and shall be final, binding and conclusive. Judgment upon the decision rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Article. The Person who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the arbitrator(s); and if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the arbitrator(s) shall determine. Any amount owing by any Person as a result of this SECTION 6.4.2 shall be paid within two (2) Business Days after final determination of such amount.

                      6.4.3. Interest. Interest shall accrue on the unpaid amount of all indemnification obligations hereunder at the per annum prime rate of interest announced from time to time by NationsBank, N.A. (or, if such bank discontinues its practice of announcing its prime rate, such other institution approved by Green and Buyer) as its prime rate of interest, as in effect from time to time, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on a 365-day year.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of Buyer, Seller, Green and Prestegard; or

         (b) by Buyer by written notice to Seller, Green and Prestegard if any of the Purchased Assets are not assigned under SECTION 2.8 or if any of the conditions set forth in SECTION 5.1 hereof shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

         (c) by Seller, Green and Prestegard by written notice to Buyer if any of the conditions set forth in SECTION 5.2 hereof shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment, and shall not have been waived by Seller, Green and Prestegard; or

         (d) by Seller, Green and Prestegard or Buyer if the Closing has not occurred on or before July 15, 1996, provided that such terminating party shall not be in material breach of its obligations under this Agreement.

         If this Agreement is terminated in accordance with the foregoing provisions, all further obligations of the parties hereunder shall terminate, except that the obligations contained in SECTION 4.1(B) shall survive indefinitely and the obligations contained in SECTION 4.1(C) shall survive for three (3) years from the date of such termination.

         7.2 Default by Buyer. In the event that (a) this Agreement is terminated by Seller, Green and Prestegard pursuant to SECTION 7.1(C) or (D) by reason of the wilful failure of Buyer to satisfy one or more of the conditions set forth in SECTION 5.2 and (b) all of the conditions set forth in SECTION 5.1 have been satisfied, then Buyer shall be liable to Seller, Green and Prestegard for all loss, damage or expense incurred by Seller, Green and Prestegard as a result of Buyer's wilful default.

         7.3 Default by Seller. In the event that (a) this Agreement is terminated by Buyer pursuant to SECTION 7.1(B) or (D) by reason of the wilful failure of Seller, Green or Prestegard to satisfy one or more of the conditions set forth in SECTION 5.1 and (b) all of the conditions set forth in SECTION 5.2 have been satisfied, then Seller, Green and Prestegard shall be liable to Buyer for all loss, damage or expense incurred by Buyer as a result of such wilful default.

         7.4 Survival of Representations and Warranties. The indemnities contained in ARTICLE VI and all representations and warranties of the parties as set forth in this Agreement shall survive the Closing until the second anniversary of the Closing Date (the "LIMITATION DATE"), provided that the representations and warranties of Seller, Green and Prestegard set forth in SECTIONS 3.1.7 (Tax Matters), SECTION 3.1.10 (Title to Properties) and 3.1.16 (Environmental

Matters) shall survive the Closing for a period of 30 days following the expiration of any applicable statute of limitations and, accordingly, as used with respect to the representations and warranties of Seller, Green and Prestegard set forth in SECTIONS 3.1.7, 3.1.10 and 3.1.16 hereof, the Limitation Date shall mean the 30th day following the expiration of the applicable statute of limitations.

         7.5 Bulk Sales Law. Buyer hereby waives compliance by Seller, Green and Prestegard with the provisions of any applicable bulk sales law, or other law for the protection of creditors. Green, Prestegard and Seller shall jointly and severally indemnify, defend and hold harmless Buyer in accordance with ARTICLE VI hereof from any liability, claim, loss or expense (including reasonable attorney's fees) arising from any noncompliance with such laws.

         7.6 Expenses. Seller shall assume and bear all expenses, costs and fees incurred or assumed by Seller in the preparation and execution of this Agreement and compliance herewith, and Buyer shall assume and bear all expenses, costs and fees incurred or assumed by Buyer in the preparation and the execution of this Agreement and compliance herewith, in each case whether or not the purchase and sale provided for herein shall be consummated; provided, however, that Buyer agrees, at Closing, to reimburse Seller for Seller's reasonable and documented legal, accounting and transaction fees incurred as a result of the transactions contemplated by this Agreement up to a maximum of $650,000 (not including the portion of Sequoia Partners, Inc.'s broker fee described below). Buyer also agrees to reimburse Seller for one-half of the contingent payment due to Sequoia Partners, Inc. as a result of the Closing up to a maximum reimbursement of $40,950, such amount to be paid no later than 15 days after the payment of the corresponding contingent payment.

         7.7 Public Announcements. Seller, Green and Prestegard shall not, directly or indirectly, make or cause to be made any public announcement or issue any notice in any form with respect to this Agreement or the transactions contemplated herein without the prior written consent of Buyer, such consent not to be unreasonably withheld or delayed.

         7.8 Assignment; Successors. This Agreement shall not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Buyer may appoint any of its Affiliates to take title to any or all of the Purchased Assets or to otherwise perform any of its other obligations hereunder. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever other than any Person entitled to indemnification from Seller, Green and Prestegard on the one hand or Buyer on the other hand pursuant to ARTICLE VI hereof, it being the intention of the parties that no one shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties.

         7.9 Amendment and Modification; Waivers. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by both parties. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         7.10 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard shall be validly given, made or served, if in writing and delivered personally or sent by telecopier, telex, nationally recognized overnight courier or registered or certified mail, postage prepaid, to the following address:

         If to Seller at:              Computer Resources Group, Inc.
                                       275 Battery Street, Suite 800
                                       San Francisco, California 94111
                                       Facsimile Number: 415/399-1405

         If to Green at:               Mr. Richard D. Green
                                       Computer Resources Group, Inc.
                                       275 Battery Street, Suite 800
                                       San Francisco, California 94111
                                       Facsimile Number: 415/399-1405


         If to Autry at:               314 Dolan Avenue
                                       Mill Valley, California 94941
                                       Facsimile Number:  415/399-1405

         If to Prestegard at:          821 Mediterranean Lane
                                       Redwood City, California 94065
                                       Facsimile Number: 415/637-1208


         If to Hennessey at:           610 Parkview, #310
                                       Santa Clara, California 95054
                                       Facsimile Number: 415/399-1405

         If to Daniel at:              22 Woodside Way
                                       San Rafael, California 94901
or in each case at such other address as may be specified in writing, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents. All notices and other communications given hereunder shall be effective (i) upon delivery if delivered personally or sent by telecopier or telex, (ii) if delivered by overnight courier shall be effective one business day after delivery to such courier, and (iii) if delivered by mail shall be effective three business days after deposit in the United States mail.

         7.11 Further Assurances; Records. The parties shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as either may reasonably request in order to convey title to the Purchased Assets to Buyer and otherwise to effect the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets which are needed by such other party or parties for the purposes of preparing tax returns or responding to an audit by any governmental agency or for any other reasonable purpose. Such access will be during normal business hours and not subject to time limitations, except as provided below.

         7.12 Tax and Financial Cooperation. After the Closing, Seller and Buyer agree to cooperate with each other in connection with any official tax inquiry, tax audit, tax determination or tax-related proceeding affecting tax liability of Seller or Buyer or in connection with a determination of any tax liability or treatment to make available to each other party within a reasonable amount of time, at no cost to such party, or its employees and officers, together with documents, correspondence, reports, books and records of Seller and other materials bearing on such tax inquiry, audit, examination, proceeding or determination of tax liability or treatment, provided that each party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another party hereunder.

         7.13 Submission to Jurisdiction. Each of the parties hereto hereby consents to the jurisdiction of any State or federal court located within the State of North Carolina or the State of California and irrevocably agrees that all actions and proceedings relating to this Agreement or the transactions contemplated hereby may properly be litigated in such courts; provided however, that any disagreement pursuant to SECTION 6.4.2 shall be resolved exclusively by the dispute resolution process set forth in SECTION 6.4.2 and judgment upon the decision reached by any arbitrator(s) pursuant to SECTION 6.4.2 may be entered in any court of competent jurisdiction. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any court in the State of North Carolina or State of California based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or 10 days after the same shall have been posted. Nothing contained in this SECTION 7.13 shall affect the right of any party hereto to serve legal process in any other matter permitted by law or affect the right of any party hereto to bring any action or proceeding against any other party hereto or any party's property in the courts in any other jurisdiction.

         7.14 Entire Agreement; Counterparts; Governing Law. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation that certain letter of intent dated April 25, 1996 between the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. This Agreement, the Bill of Sale and the Contract Assignment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of North Carolina (without reference to conflict-of-law provisions).

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   BUYER:

                                   PERSONNEL GROUP OF AMERICA, INC.

                                   By:_______________________
                                   Title:____________________


                                   SELLER:

                                   COMPUTER RESOURCES GROUP, INC.


                                   By:_______________________
                                   Title:____________________



                                   GREEN:


                                   __________________________(SEAL)
                                   Richard D. Green


                                   PRESTEGARD:


                                   __________________________(SEAL)
                                   Allen Prestegard

                                   EXHIBIT A

                                  BILL OF SALE


         THIS BILL OF SALE dated June ____, 1996, is made by COMPUTER RESOURCES GROUP, INC., a Delaware corporation (the "SELLER"), to STAFFPLUS, INC., a Delaware corporation (the "BUYER").

         Seller, pursuant to the terms of an Asset Purchase Agreement dated as of May 23, 1996, between Seller, Personnel Group of America, Inc. ("PGA"), a Delaware corporation and the sole shareholder of the Buyer, Richard D. Green and Allen Prestegard (the "ASSET PURCHASE AGREEMENT"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, assign, transfer and convey to Buyer, its successors and assigns, all of the Purchased Assets listed on Exhibit A attached hereto.

         Seller, for itself and its successors and assigns, warrants and covenants to Buyer and PGA and their successors and assigns that (a) Seller is the sole owner of the Purchased Assets conveyed by it and has the right and power to sell and transfer the same to Buyer, (b) Seller has good and marketable title to the Purchased Assets conveyed by it, free and clear of all claims, liens, security interests and other encumbrances, and (c) Seller will forever defend such title to such Purchased Assets against the lawful claims of all persons whomsoever.

         Seller, for itself and its successors and assigns, further covenants and agrees with PGA and Buyer, and their successors and assigns, that Seller will execute and deliver such other bills of sale, transfers, assignments and other instruments of conveyance and will do such other acts as requested by Buyer further to vest in Buyer good and marketable title to the Purchased Assets and to fulfill and discharge Seller's obligations of conveyance hereunder and under the Asset Purchase Agreement.

         This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of North Carolina, and shall be binding upon and shall inure to the benefit of Seller, PGA and Buyer and their respective successors and assigns.

         IN WITNESS WHEREOF, Seller has executed and sealed this Bill of Sale on the day and year first above written.


[CORPORATE SEAL]                            COMPUTER RESOURCES GROUP, INC.


Attest:                                     By:
       ---------------------------             ---------------------------------
       Secretary                            Title:
                                                  ------------------------------

                                   EXHIBIT B

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         Pursuant to the terms of that certain Asset Purchase Agreement dated as of May 23, 1996 (the "Asset Purchase Agreement"), executed by Computer Resources Group, Inc., a Delaware corporation (the "Assignor"), and Richard D. Green and Allen Prestegard, and Personnel Group of America, Inc. ("PGA"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, conveys, transfers and assigns to Staffplus, Inc., a Delaware corporation and wholly owned subsidiary of PGA, its successors and assigns (the "Assignee"), all of the right, title and interest of Assignor in and to any and all of the Assumed Contracts (as defined in the Asset Purchase Agreement). Assignee does hereby assume all obligations of Assignor arising under all such Assumed Contracts to the extent set forth in the Asset Purchase Agreement, and assumes no other obligations or liabilities.

         Assignor and Assignee further agree to execute and deliver, file and take such other actions as may be necessary or desirable to effect the purposes of this Agreement and the Asset Purchase Agreement.

         This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of June ____, 1996.

                                        ASSIGNOR:

                                        COMPUTER RESOURCES GROUP, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        ASSIGNEE:

                                        STAFFPLUS, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                  EXHIBIT C-1

                              EMPLOYMENT AGREEMENT
                               (RICHARD D. GREEN)

         This Employment Agreement (this "Agreement), dated June ___, 1996, is between PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation ("PGA"), _____________________________, a ___________ corporation and wholly owned subsidiary of PGA ( the "COMPANY"), and RICHARD D. GREEN (the "EMPLOYEE").

         WHEREAS, as of the date hereof PGA has purchased the businesses operated by Computer Resources Group, Inc., a California corporation ("SELLER"), pursuant to the terms of an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT"), dated as of May 23, 1996, between PGA, Seller, Richard D. Green and Allen Prestegard; and

         WHEREAS, PGA and the Company have offered Employee employment following the consummation of the acquisition, and Employee desires to accept such employment upon the terms and conditions set forth below.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee during the term of this Agreement, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

         2. TERM OF AGREEMENT. This Agreement shall commence as of the date hereof and shall continue for three years (the "INITIAL TERM"), unless terminated earlier as provided herein. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless either party gives notice to the other of the intent not to renew at least 90 days prior to the expiration of the Initial Term or any renewal term.

         3.      DUTIES OF EMPLOYEE.

         (a) Duties. Employee is employed by the Company as President of its Computer Resources Group Division. Employee's duties shall be such executive, managerial, administrative and professional duties as are commensurate with the position of a Division President and as shall be assigned by the President or Chief Executive Officer of the Company or PGA or any such officer's designee. Such duties shall include, without limitation, managing the offices of Seller that were acquired by PGA and the Company under the Asset Purchase Agreement.

         (b) Engaging in Other Employment. During the term of this Agreement, Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, whether for compensation or otherwise, without the prior written consent of the Company or PGA.

         (c) Loyal and Conscientious Performance. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all the duties and obligations required of him by the terms of this Agreement.

         4.      COMPENSATION AND BENEFITS FOR EMPLOYMENT.

         (a) Salary. For all the services to be rendered by Employee in any capacity hereunder, Employee shall be paid an annual salary (subject to such social security, unemployment insurance, withholding taxes and other payroll deductions as are required to be made by law) of $____________ during the Initial Term of this Agreement, payable in installments consistent with the Company's practices for its permanent employees. After the Initial Term, Employee's salary will be established from time to time by the Company's Board of Directors.

         (b) Bonus. Employee shall be paid such bonuses as are established from time to time at the discretion of the Company's Board of Directors.

         (c) Fringe Benefits. So long as Employee remains in the employ of the Company, PGA or any company controlled by or under common control with PGA (collectively, the "PGA AFFILIATES"), Employee shall:

                 (i) Insurance. Be provided with health, life and disability insurance coverages payable to PGA division presidents in accordance with the standard policies of the PGA Affiliates;

                 (ii) Vacation/Sick Days. Be provided with vacation/sick time in accordance with the standard policies of the PGA Affiliates;

                 (iii) Stock Option Plan. Be eligible to participate in the 1995 PGA Equity Participation Plan; and

                 (iv) 401(k) Plan. Not be permitted to participate in the PGA 401(k) Plan, which plan currently excludes highly compensated employees.

                 (v) Automobile Allowance. Be provided an automobile allowance in the amount of $650 per month.

                 (vi) Parking Allowance. Be provided a parking allowance in the amount of $225 a month.

                 (vii) County Club Dues and County Club Business Related Expenses. Be reimbursed for country club dues (not to exceed $700 a month) and business related country club expenses, such expenses being subject to approval by PGA.

         5. CONFIDENTIALITY. Employee shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of the Company or PGA), divulge or otherwise disclose, directly or indirectly, any confidential and proprietary information (including without limitation any customer or prospect list, supplier list, data, records or financial information which is not generally known to the public) concerning the business, policies or operations of the PGA Affiliates which Employee may have learned on or prior to the date hereof or during the term of Employee's employment by the Company or PGA (as an employee, consultant, shareholder, officer, controlling person, agent or otherwise). Employee's obligations under this SECTION 6 shall survive any termination of this Agreement.

         6.      TERMINATION.

         (a) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by the Company or PGA prior to the end of its term as follows:

                 (i)      due to the death of Employee;

                 (ii) due to a disability which prevents Employee from performing his full duties for a period of 90 consecutive days at any time during the term of this Agreement; or

                 (iii) for cause, which is defined as the occurrence of: (A) gross neglect, malfeasance or gross insubordination regarding the duties, responsibilities and limitations of Employee under this Agreement; (B) a substantiated act of theft; (C) conviction for a felony; (D) any act of dishonesty or malicious action by Employee which is detrimental to any PGA Affiliate; (E) a material violation by Green of the provisions of SECTION 5 hereof; or (F) poor performance (provided that poor performance shall be deemed to constitute cause only after (x) a finding by the Company's Board of Directors of poor performance on the part of Employee and (y) the failure to remedy such performance to the Board's satisfaction for 30 days after delivery of written notice to Employee of the Board's finding).

         In the event of early termination of this Agreement as permitted herein, Employee shall be entitled only to his base salary earned through the date of termination.

         7. NOTICE. Any notice to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested.
Mailed notices shall be addressed to the parties at the following addresses:

If to any PGA Affiliate:                6302 Fairview Road, Suite 201
                                        Charlotte, North Carolina 28210
                                        Attn:  Mr. Edward P. Drudge, Jr.
                                        Chief Executive Officer

If to Employee:                         Richard D. Green
                                        Computer Resources Group
                                        275 Battery Street, Suite 800
                                        San Francisco, California 94111

or such other addresses as either a PGA Affiliate or Employee may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fourth day after the date so mailed.

         8. ATTORNEY'S FEES. If any party shall bring an action to enforce this Agreement, the prevailing party shall be entitled to recover his reasonable attorneys' fees and costs from the unsuccessful party.

         9. WAIVER OF BREACH. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         10. SEVERABILITY. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         11. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement covers the entire understanding of the parties as to the employment of Employee, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         12. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of California, without reference to conflicts of law principles thereof.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Employee. Employee agrees that this Agreement may be assigned by PGA and the Company to any of their affiliates and Employee shall perform all such services for any such assignee company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     PERSONNEL GROUP OF AMERICA, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     -------------------------------------------


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                                                          (SEAL)
                                     -------------------------------------
                                     Richard D. Green

                                  EXHIBIT C-2

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT
                                 (____________)

         This Employment and Noncompetition Agreement (this "Agreement), dated June ___, 1996, is between PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation ("PGA"), ___________________, a _____________ corporation and wholly owned subsidiary of PGA (the "COMPANY"), and ________ (the "EMPLOYEE").

         WHEREAS, as of the date hereof PGA has purchased the businesses operated by Computer Resources Group, Inc., a California corporation ("SELLER"), pursuant to the terms of an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT"), dated as of May 23, 1996, between PGA, Seller, Richard D. Green and Allen Prestegard; and

         WHEREAS, PGA and the Company have offered Employee employment following the consummation of the acquisition, and Employee desires to accept such employment upon the terms and conditions set forth below.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee during the term of this Agreement, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

         2. TERM OF AGREEMENT. This Agreement shall commence as of the date hereof and shall continue for three years (the "INITIAL TERM"), unless terminated earlier as provided herein. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless either party gives notice to the other of the intent not to renew at least 90 days prior to the expiration of the Initial Term or any renewal term.

         3.      DUTIES OF EMPLOYEE.

         (a) Duties. Employee is employed by the Company as ___________________________. Employee's duties shall be such executive, managerial, administrative and professional duties as are commensurate with the position of a ___________________ and as shall be assigned by the President or Chief Executive Officer of the Company or PGA or any such officers' designee.

         (b) Engaging in Other Employment. During the term of this Agreement, Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, whether for compensation or otherwise, without the prior written consent of the Company or PGA.

         (c) Loyal and Conscientious Performance. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all the duties and obligations required of him by the terms of this Agreement.

         4.      COMPENSATION AND BENEFITS.

         (a) Salary. For all the services to be rendered by Employee in any capacity hereunder, Employee shall be paid an annual salary (subject to such social security, unemployment insurance, withholding taxes and other payroll deductions as are required to be made by law) of $____________ during the Initial Term of this Agreement, payable in installments consistent with the Company's practices for its permanent employees. After the Initial Term, Employee's salary will be established from time to time by the Company's Board of Directors.

         (b) Bonus. Employee shall be paid such bonuses as are established from time to time at the discretion of the Company's Board of Directors.

         (c) Fringe Benefits. So long as Employee remains in the employ of the Company, PGA or any company controlled by or under common control with PGA (collectively, the "PGA AFFILIATES"), Employee shall:

                 (i) Insurance. Be provided with health, life and disability insurance coverages in accordance with the standard policies of the PGA Affiliates;

                 (ii) Vacation/Sick Days. Be provided with vacation/sick time in accordance with the standard policies of the PGA Affiliates;

                 (iii) Stock Option Plan. Be eligible to participate in the 1995 PGA Equity Participation Plan; and

                 (iv) 401(k) Plan. Not be permitted to participate in the PGA 401(k) Plan, which plan currently excludes highly compensated employees.

         5.      NONCOMPETITION BY EMPLOYEE.

         (a) Employee agrees that, for the longer of (i) five (5) years after the date hereof, and (ii) the term of his employment by any PGA Affiliate and a period of two (2) years thereafter, without

PGA's prior written consent and except in performing his duties to the PGA Affiliates pursuant to this Agreement, he will not, directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, (A) become engaged or involved in any business (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market), that competes with the PGA Affiliates in the business of providing temporary or permanent staffing services; or (B) induce or attempt to induce any customer, supplier or employee of any PGA Affiliate to reduce, terminate, restrict or otherwise alter its business relationship with such PGA Affiliate. If any provision or part of this Section 5 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases herefrom ("blue- penciling"), and, in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced. If Employee violates any of the restrictive covenants set forth in this Section 5, then the time limitation otherwise applicable shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. The parties intend the above restrictions on competition to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more of the other restrictions.

         (b) The provisions of Section 5(a) shall be limited in scope and effective only within the following geographical areas:

         (i)     The Cities of San Francisco, Sacramento and Santa Clara,
                 California;

         (ii)    ______________, _______________ and ______________ Counties,
                 California; and

         (iii)   ______________, _______________ and ______________ Counties,
                 California and a 100-mile radius outside the boundary limits of each such county.

The parties intend the above geographical areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

         (c) Employee acknowledges that the PGA Affiliates may have no adequate means to protect their rights under this Section 5 other than by securing an injunction (a court order prohibiting Employee from violating this Agreement). Employee agrees that any PGA

Affiliate may enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this
Section 5 shall prohibit any PGA Affiliate from pursuing any remedies in addition to injunctive relief, including recovery of damages.

         (d) Employee acknowledges and agrees that PGA would not agree to consummate the transactions under the Asset Purchase Agreement or enter into this Agreement in the absence of the covenants made by Employee in this Section 5, and that such agreements by PGA and the other PGA Affiliates constitute adequate and sufficient consideration for the covenants made by Employee in this Section 5 and in the remainder of this Agreement.

         (e) Employee's obligations under this Section 5 shall survive any termination of this Agreement.

         6. CONFIDENTIALITY. Employee shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of the Company or PGA), divulge or otherwise disclose, directly or indirectly, any confidential and proprietary information (including without limitation any customer or prospect list, supplier list, data, records or financial information which is not generally known to the public) concerning the business, policies or operations of the PGA Affiliates which Employee may have learned on or prior to the date hereof or during the term of Employee's employment by the Company or PGA (as an employee, consultant, shareholder, officer, controlling person, agent or otherwise). Employee's obligations under this SECTION 6 shall survive any termination of this Agreement.

         7.      TERMINATION.

         (a) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by the Company or PGA prior to the end of its term as follows:

                 (i)      due to the death of Employee;

                 (ii) due to a disability which prevents Employee from performing his full duties for a period of 90 consecutive days at anytime during the term of this Agreement; or

                 (iii) for cause, which is defined as the occurrence of: (A) gross neglect, malfeasance or gross insubordination regarding the duties, responsibilities and limitations of Employee under this Agreement; (B) a substantiated act of theft; (C) conviction for a felony; (D) any act of dishonesty or malicious action by Employee which is detrimental to any PGA Affiliate; (E) a material violation of the provisions of

         SECTION 5 or 6 hereof; or (F) poor performance (provided that poor performance shall be deemed to constitute cause only after (x) a finding by the Company's Board of Directors of poor performance on the part of Employee and (y) the failure to remedy such performance to the Board's satisfaction for 30 days after delivery of written notice to Employee of the Board's finding).

         In the event of early termination of this Agreement as permitted herein, Employee shall be entitled only to his base salary earned through the date of termination.

         8. NOTICE. Any notice to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested.
Mailed notices shall be addressed to the parties at the following addresses:

If to any PGA Affiliate:                6302 Fairview Road, Suite 201
                                        Charlotte, North Carolina 28210
                                        Attn:  Mr. Edward P. Drudge, Jr.
                                        Chief Executive Officer

If to Employee:                         ________________________________________
                                        ________________________________________
                                        ________________________________________


or such other addresses as either a PGA Affiliate or Employee may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fourth day after the date so mailed.

         9. ATTORNEY'S FEES. If any party shall bring an action to enforce this Agreement, the prevailing party shall be entitled to recover his attorneys' fees and costs from the unsuccessful party.

         10. WAIVER OF BREACH. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         11. SEVERABILITY. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         12. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement covers the entire understanding of the parties as to the employment of Employee, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         13. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of California, without reference to conflicts of law principles thereof.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Employee. Employee agrees that this Agreement may be assigned by PGA and the Company to any of their affiliates and Employee shall perform all such services for any such assignee company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     PERSONNEL GROUP OF AMERICA, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------




                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                                                          (SEAL)
                                      ------------------------------------

                                      ------------------------------------

                                   EXHIBIT D

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (this "Agreement), dated June ___, 1996, is between PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation ("PGA"), COMPUTER RESOURCES GROUP, INC., a Delaware corporation and wholly owned subsidiary of PGA (the "COMPANY"), and COMPUTER RESOURCES GROUP, INC., a California corporation ("CRG"), and ALLEN PRESTEGARD, a resident of Foster City, California ("PRESTEGARD"), RICHARD D. GREEN, a resident of Mill Valley, California ("GREEN"), JACKIE AUTRY, a resident of Mill Valley, California ("AUTRY"), CATHY DANIEL, a resident of San Rafael, California ("Daniel) and JOHN HENNESSEY, a resident of Santa Clara, California ("HENNESSEY" together with Prestegard, Green, Autry and Daniel, (collectively the "FORMER OWNERS").

         WHEREAS, as of the date hereof PGA has purchased substantially all of the assets of CRG pursuant to the terms of an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT"), dated as of May 23, 1996, between Seller, PGA and Prestegard and Green, the majority shareholders of CRG;

         WHEREAS, as a condition to consummating the transactions contemplated by the Asset Purchase Agreement, PGA has required that CRG and each of the Former Owners enter into this Agreement. To induce PGA to consummate such transactions, CRG and each of the Former Owners have agreed to enter into this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the purchase price paid pursuant to the Asset Purchase Agreement premises, the consideration specified in
SECTION 2 below and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      NONCOMPETITION BY CRG, AND THE FORMER OWNERS.

         (a) CRG and each of the Former Owners agree that for the time periods specified below, without PGA's or the Company's prior written consent, neither CRG nor any of the Former Owners will, directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, (A) become engaged or involved in any business (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market), that competes with PGA, the Company or any person or entity that controls, is controlled by or is under common control with PGA and the Company (hereinafter, "PGA'S "AFFILIATES") in the business of providing temporary or permanent staffing services; or (B) induce or attempt to induce any customer, supplier or employee of the Company, PGA or any of PGA's Affiliates to reduce, terminate, restrict or otherwise alter its business relationship with the Company, PGA or any of PGA's Affiliates. If any provision or part of this SECTION 1 is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases herefrom ("blue-penciling") and, in its reduced or blue- penciled form, such provision shall then be enforceable and shall be enforced. If any of CRG or the Former Owners violate any of the restrictive covenants set forth in this SECTION 1, then the time limitation otherwise applicable shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. The parties intend the above restrictions on competition to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more of the other restrictions.

         (b) The provisions of SECTION 1(A) shall be limited in scope and effective only within the following geographical areas:

         (i)     The Cities of San Francisco, Sacramento and Santa Clara,
                 California;

         (ii)    San Francisco, Sacramento and Santa Clara Counties,
                 California; and

         (iii) San Francisco, Sacramento and Santa Clara Counties, California and a 100-mile radius outside the boundary limits of each such county.

The parties intend the above geographical areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

         (c) The provisions of SECTION 1(A) shall be limited in time and effective only during the following time periods:

         (i) For Green and Autry, the provisions of SECTION 1(A) shall be applicable for the longer of (x) five (5) years after the date hereof and (y) the term of his or her employment by any PGA Affiliate and for two (2) years thereafter; provided, however, that as to Green only, after a period of three (3) years from the date hereof, Green may serve as a Director of one or more organizations competing with PGA, the Company or any

                 PGA affiliate, provided that in so serving, Green shall not use, divulge or otherwise disclose, directly or indirectly, any confidential and proprietary information (including without limitation any customer or prospect list, supplier list, data, records or financial information which is not generally known to the public) concerning the business, policies or operations of any PGA Affiliate which Green may have learned on or prior to the date hereof or during the term of Green's employment by any PGA Affiliate (as an employee, consultant, shareholder, officer, controlling person, agent or otherwise);

         (ii) For Prestegard, the provisions of SECTION 1(A) shall be applicable for a period of three (3) years after the date hereof; and

         (iii) For Hennessey and Daniel, the provisions of SECTION 1(A) shall be applicable for a period of one (1) year after the date hereof; and

         (iv) For CRG, the provisions of SECTION 1(A) shall be applicable for the period of five (5) years after the date hereof.

         (d) CRG and each of the Former Owners acknowledge that PGA and the Company may have no adequate means to protect their rights under this SECTION 1 other than by securing an injunction (a court order prohibiting CRG and each of the Former Owners from violating this Agreement). CRG and each of the Former Owners agree that PGA and the Company may enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. CRG and each of the Former Owners acknowledge that the recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this SECTION 1 shall prohibit PGA and the Company from pursuing any remedies in addition to injunctive relief, including recovery of damages.

         2. PAYMENT. In consideration for the noncompetition promises and covenants made in this SECTION 1, PGA or the Company shall pay $50,000 in the aggregate to CRG on the date hereof. In addition, CRG and each of the Former Owners acknowledge and agree that PGA would not agree to consummate the transactions under the Asset Purchase Agreement or enter into this Agreement in the absence of the covenants made by CRG each of the Former Owners in this
SECTION 1, and that such agreements by PGA constitute adequate and sufficient consideration for the covenants made by CRG each of the Former Owners in this
SECTION 1 and in the remainder of this Agreement.

         3. NOTICE. Any notice to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested.
Mailed notices shall be addressed to the parties at the following addresses:

If to PGA or Company:                   6302 Fairview Road, Suite 201
                                        Charlotte, North Carolina 28210
                                        Mr. Edward P. Drudge, Jr.
                                        Chief Executive Officer

If to CRG or the Former Owners:         Computer Resources Group
                                        275 Battery Street, Suite 800
                                        San Francisco, California 94111



or such other addresses as either PGA, the Company, CRG or any of the Former Owners may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fourth date after the date so mailed.

         4. ATTORNEY'S FEES. If any party shall bring an action to enforce this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees and costs from the unsuccessful party.

         5. WAIVER OF BREACH. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         6. SEVERABILITY. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         7. AMENDMENTS. No modifications or amendment of this terms and conditions shall be effective unless in writing and signed by the parties or their duly authorized agents.

         8. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of California, without reference to conflicts of law principles thereof.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     PERSONNEL GROUP OF AMERICA, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     -------------------------------------------


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     COMPUTER RESOURCES GROUP, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                                                          (SEAL)
                                     -------------------------------------
                                     Allen Prestegard



                                                                          (SEAL)
                                     -------------------------------------
                                     Richard D. Green



                                                                          (SEAL)
                                     -------------------------------------
                                     Jackie Autry



                                                                          (SEAL)
                                     -------------------------------------
                                     John Hennessey


                                                                          (SEAL)
                                     -------------------------------------
                                     Cathy Daniel